 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2019

  BLACKBOXSTOCKS INC.

 (Exact name of registrant as specified in its charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2019, Blackboxstocks Inc. (“the Company”) filed an amendment (the “Amendment”) to the Company’s Articles of Incorporation with the Nevada Secretary of State to effect a reverse split of the Company’s Common Stock at a ratio of one-for-three. The Amendment took effect on July 15, 2019. No fractional shares will be issued as a result of the Amendment. In lieu of issuing additional shares, all stockholders who would be entitled to receive fractional shares as a result of the reverse stock split will receive one whole share for their fractional share interest. There was no change in the par value of our common stock or preferred stock.

The foregoing description is qualified in its entirety by the Amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 15, 2019, the Company issued a press release titled, “Blackboxstocks, Inc. Announces 1 for 3 Reverse Stock Split.” A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit	Description
3.1	Certificate of Amendment to Articles of Incorporation dated effective as of July 15, 2019
99.1	Press Release dated July 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2019
BLACKBOXSTOCKS INC.

	By:	/s/ Gust Kepler
Gust Kepler
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment to Articles of Incorporation dated effective as of July 15, 2019
99.1	Press Release dated July 15, 2019